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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of


                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 7, 1999



                        Commission File Number: 0-18249


                            ILM SENIOR LIVING, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)



        Virginia                                          04-3042283
  ----------------------                              -------------------
 (State of organization)                              (I. R.S. Employer
                                                      Identification No.)


8180 Greensboro Drive, Suite 850, McLean, Virginia                22102
--------------------------------------------------                -----------
(Address of principal executive office)                           (Zip Code)


Registrant's telephone number, including area code:              (888) 357-3550
                                                         ----------------------



                             (Page 1 of __ Pages)
                        Exhibit Index Appears on Page 6
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Item 5.       Other Events

         On February 7, 1999, ILM Senior Living, Inc., a Virginia finite-life corporation ("ILM"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Capital Senior Living Corporation, a Delaware corporation ("CSLC"), Capital Senior Living Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of CSLC ("Merger Sub"), and Capital Senior Living Trust I, a Delaware business trust and wholly owned subsidiary of CSLC (the "Trust"). Upon the terms and subject to the conditions of the Merger Agreement, the Company will be merged (in a fully taxable, forward merger) with and into Merger Sub, and Merger Sub will be the surviving corporation in such merger (the "Merger"). Pursuant to the Merger, among other things, each share of the Company's common stock, $.01 par value ("Company Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than shares of Company Common Stock owned by the Company, CSLC, Merger Sub, the Trust (or any other subsidiary of the Company or CSLC), automatically will be converted into the right to receive merger consideration having an aggregate value of $12.75116022 (the "Merger Consideration"). Holders of Company Common Stock will have the right to elect to receive in respect of each of their shares, cash and/or shares of 8% Cumulative Convertible Preferred Securities of the Trust having a stated liquidation preference of $25 per share (the "Convertible Trust Securities"). Each share of the Convertible Trust Securities elected to be received in the Merger will, upon issuance, be convertible into
1.56862745 shares of common stock, $.01 par value, of CSLC ("CSLC Common Stock"), at a conversion price of $15.9375 (subject to adjustment under certain circumstances). The sole asset of the Trust will consist of 8% Convertible Subordinated Debentures due 2009 of CSLC and certain payments and distributions in respect of the Convertible Trust Securities will be guaranteed by CSLC.

         On February 5, 1999, the last trading day next preceding the public announcement of the Merger Agreement, the closing sale price per share of the CSLC Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions was $12.75. Moreover, on such date 7,520,100 shares of Company Common Stock were issued and outstanding and 19,717,347 shares of CSLC Common Stock were issued and outstanding.

         In accordance with the shareholder election procedures set forth in the Merger Agreement, holders of Company Common Stock will have the right to elect to receive in the Merger in respect of their shares, cash, Convertible Trust Securities, or any combination thereof; provided that the aggregate cash consideration to be paid in the Merger will not exceed $62,328,500 (the "Maximum Aggregate Cash Consideration"), and the aggregate number of Convertible Trust Securities to be issued in the Merger will not exceed 1,342,460 shares with an aggregate stated liquidation preference of $33,561,500 (the "Maximum Aggregate Convertible Securities Consideration"). If total cash elections exceed the Maximum Aggregate Cash Consideration or if total Convertible Trust Securities elections


                             (Page 2 of __ Pages)

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exceed the Maximum Aggregate Convertible Securities Consideration, such elections will be proportionately adjusted pursuant to the proration provisions of the Merger Agreement, and holders of Company Common Stock will receive prorated amounts of cash and Convertible Trust Securities in respect of their elections. No fractional securities will be issued in the Merger. Holders of Company Common Stock will have no dissenters' rights in the Merger.

         The Merger is intended to be reported as a fully taxable acquisition by CSLC of the Company and will be recorded as a purchase by CSLC for accounting purposes. The Merger Agreement provides that at the Effective Time CSLC's Board of Directors will be increased in size to include the three current directors of the Company.

         The Merger Agreement includes various covenants of the parties in respect of the operation of the business of CSLC and the Company and their ability to enter into and consummate certain non-ordinary course transactions prior to the Effective Time. Moreover, the Company has agreed that, immediately prior to the Effective Time, it will cause its direct subsidiary, ILM Holding, Inc. ("ILM Holding"), to exercise its contractual right to terminate the Facilities Lease Agreement (the "Lease Agreement") dated September 1, 1995, between ILM Holding and ILM I Lease Corporation, an affiliate of the Company ("ILM LeaseCo"). The Lease Agreement provides, among other things, for the lease by ILM LeaseCo of the senior housing facilities owned by ILM Holding and the payment of certain rents and fees in respect of such lease. The Lease Agreement presently expires by its terms on December 31, 1999, subject to earlier termination by ILM Holding in connection with the sale of the senior housing facilities to an unaffiliated purchaser.

         Upon termination of the Merger Agreement under certain circumstances, CSLC would be entitled to receive up to $500,000 of transaction expenses, plus liquidated damages of $3,835,600.

         Consummation of the Merger (which presently is expected to occur in October 1999) is subject to certain conditions, including, without limitation,
(i) approval of the Merger Agreement and the Merger by the holders of not less than 66-2/3% of the outstanding Company Common Stock, (ii) approval of the increase in the size of CSLC's Board of Directors by the holders of 66-2/3% of the outstanding CSLC Common Stock, (iii) the receipt of all requisite consents and approvals by public and governmental authorities, (iv) the listing on the NYSE of the Convertible Trust Securities (and the shares of CSLC Common Stock issuable upon the conversion thereof), (v) the transfer to the Company of the senior housing facilities owned by ILM Holding (together with the mortgages thereon) and the liquidation of ILM Holding pursuant to Section 332 of the Internal Revenue Code of 1986, as amended, (vi) the absence of certain material conditions and events, and (vii) certain other conditions to closing customary in transactions such as the Merger.

         In connection with the foregoing closing conditions, certain beneficial owners of a majority of the outstanding CSLC Common Stock have entered into Voting Agreements, whereby such owners have agreed to vote their


                             (Page 3 of __ Pages)
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shares (at any meeting of the holders of such stock convened to vote in connection with the Merger) in favor of the matters referred to in clause (ii) of the immediately preceding paragraph.

         Simultaneously with entering into the Merger Agreement, ILM II Senior Living, Inc., a Virginia finite-life corporation and an affiliate of the Company ("ILM II"), entered into an agreement and plan of merger with CSLC, Merger Sub and the Trust providing for the merger of ILM II with and into Merger Sub, for aggregate merger consideration of $74,110,000 (i.e., a merger value of $14.30353684 per outstanding share of ILM II common stock), payable in cash and convertible trust securities. Consummation of the ILM II merger is not a condition to consummation of the Merger. The ILM II merger has been structured substantially similar to the Merger, including, without limitation, the shareholder election provisions thereof. If the ILM II merger is consummated but the Merger is not consummated, the Company has agreed to cause ILM Holding to transfer its 25% interest in a certain California senior housing facility to ILM II (or one of its wholly owned subsidiaries) at the fair market value of such property. ILM II has made the reciprocal agreement (with respect to its 75% interest in such property) in its merger agreement with CSLC, Merger Sub and the Trust.

         There can be no assurance whether the Merger (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

         The foregoing description is qualified in its entirety by the full text of the Merger Agreement (including the exhibits and schedules thereto) filed as Exhibit 2. hereto and incorporated herein by reference.

Item. 7           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Not Applicable

         (b)      Not Applicable

         (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

                  2. Agreement and Plan of Merger dated February 7, 1999, among the Company, CSLC, Sub and the Trust (including the exhibits and schedules thereto).

                  9. Voting Agreements dated February 7, 1999, relating to CSLC Common Stock.

               99.1.  Press Release by the Company dated February 8, 1999.



                             (Page 4 of __ Pages)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     ILM SENIOR LIVING, INC.


                                     By: S/J. William Sharman, Jr.
                                         -----------------------------
                                          J. William Sharman, Jr.
                                          Chairman of the Board and
                                          President


Dated:  February 22, 1999


                             (Page 5 of __ Pages)
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                                 Exhibit Index
                                 -------------

                                                                      Page No.

2. Agreement and Plan of Merger dated February 7, 1999 among the Company, CSLC, Sub and the Trust
       (including  schedules and exhibits thereto).

9. Voting Agreement dated February 7, 1999, relating to CSLC Common Stock.

99.1.  Press Release by the Company dated February 8, 1999.




                             (Page 6 of __ Pages)